Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports

Fourth Quarter Fiscal 2009 Financial Results

New York, NY – December 17, 2009 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its fourth quarter and fiscal year ended October 31, 2009.

Net revenue for the fourth fiscal quarter was $343.4 million, compared to $323.4 million for the same quarter of fiscal 2008. Fourth quarter fiscal 2009 sales were led by Borderlands™, NBA® 2K10, Grand Theft Auto: Episodes from Liberty City, Grand Theft Auto: The Ballad of Gay Tony, and Grand Theft Auto IV.

Net loss for the fourth quarter was $22.0 million or $0.28 per share, compared to net loss of $15.0 million or $0.20 per share in the fourth quarter of fiscal 2008.

The fourth quarter 2009 results included $14.8 million in non-cash goodwill and intangible impairment charges on its distribution segment in connection with the Company’s annual assessment of goodwill ($0.19 per share); $9.8 million in stock-based compensation expense ($0.13 per share); and $4.3 million in non-cash tax expense for the cumulative impact of deferred tax liabilities associated with tax deductible amortization of goodwill ($0.06 per share). Results for the fourth quarter of 2008 included $9.3 million in stock-based compensation expense ($0.12 per share); and $7.2 million in professional fees and expenses related to unusual matters, as well as business reorganization costs ($0.09 per share).

Non-GAAP net income was $7.0 million or $0.09 per share in the fourth quarter of fiscal 2009, compared to non-GAAP net income of $1.6 million or $0.02 per share in the fourth quarter of 2008.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items).

For the fiscal year ended October 31, 2009, net revenue was $968.5 million, compared to $1,537.5 million for fiscal 2008, which included the release and strong post-launch performance of Grand Theft Auto IV. Net loss for fiscal 2009 was $137.9 million or $1.80 per share, compared to net income of $97.1 million or $1.28 for fiscal 2008. Results for fiscal 2009 included $25.9 million in stock-based compensation expense ($0.34 per share); $14.8 million in non-cash goodwill and intangible impairment charges on its distribution segment in connection with the Company’s annual assessment of goodwill ($0.19 per share); $7.2 million in professional fees and expenses related to unusual matters ($0.09 per share); and $4.3 million in non-cash tax expense for the cumulative impact of deferred tax liabilities associated with tax deductible amortization of goodwill ($0.06 per share). Results for fiscal 2008 included $40.4 million in stock-based compensation expense ($0.53 per share); and $20.7 million in professional fees and expenses related to unusual matters, as well as business reorganization costs ($0.27 per share).

Non-GAAP net loss was $85.7 million or $1.12 per share for fiscal 2009, compared to a record non-GAAP net income of $158.2 million or $2.08 per share for fiscal 2008.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items).

Recent Product Highlights

•      Rockstar Games won the following awards at the 2009 Spike TV Video Game Awards on December 12th:

•      Best Handheld Game: Grand Theft Auto: Chinatown Wars

•      Best DLC: Grand Theft Auto: The Ballad of Gay Tony

•      Borderlands from 2K Games has now sold over 2 million units worldwide and has established itself as a key franchise for Take-Two, for which the Company has long-term publishing rights.

•      NBA 2K10 from 2K Sports was the #1 selling and #1 rated basketball game for the Xbox 360® video game and entertainment system from Microsoft and the PlayStation®3 computer entertainment system through November 2009, according to The NPD Group’s estimates of U.S. retail video game sales and Metacritic.com.

•      The Company’s internally owned and developed Carnival Games™ franchise from 2K Play’s Cat Daddy Games studio sold over 5 million units worldwide on the Wii™ and DS™.

•      2K Games announced that Spec Ops®: The Line™, a third-person modern military shooter, is currently in development for the Xbox 360, PlayStation and Windows PC. The title debuted at the 2009 Spike TV Video Game Awards and is planned for release in Take-Two’s fiscal year ending October 31, 2011.

Financial Guidance

The Company is reiterating its guidance for the first quarter ending January 31, 2010 and for the fiscal year ending October 31, 2010 as provided below. The Company’s fiscal year 2010 guidance includes a non-GAAP net loss from the Company’s Major League Baseball® business in the range of $30 million to $35 million, or $0.38 to $0.44 per share.

	First quarter ending 1/31/2010	Fiscal year ending 10/31/2010

Revenue	$210 to $260 million	$1.0 to $1.2 billion

Non-GAAP EPS	$(0.40) to $(0.50)	$(0.40) to $(0.60)

Stock-based compensation expense per share (a)	$0.11	$0.46

Non-cash interest expense related to convertible debt (b)	$0.03	$0.11

(a)   The Company’s stock-based compensation expense for the first quarter and fiscal year 2010 includes the cost of approximately 2 million stock options and 1.5 million shares previously issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(b)   The Company will adopt a new accounting standard in the first quarter of fiscal 2010 that requires convertible debt to be bifurcated into debt and equity components.  As a result of the new standard, the Company will also begin recording non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments.  The Company will report the non-cash portion of the interest expense as a non-GAAP financial measure.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360 video game and entertainment system from Microsoft, PLAYSTATION 3 computer entertainment system and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on certain prior generation platforms; as well as the timely delivery of the titles detailed in this release.

Product Releases

The following titles shipped to date during the first quarter of fiscal 2010:

Title	Platform

Borderlands: The Zombie Island of Dr. Ned (DLC)	Xbox 360, PS3, PC
Dora the Explorer: Dora Saves the Crystal Kingdom	Wii, PS2
Dora the Explorer: Dora Puppy	DS
NBA® 2K10	Wii
Ni Hao, Kai-Lan: New Year’s Celebration	DS
Ringling Bros. and Barnum & Bailey™	Wii, DS

Take-Two’s lineup of key titles announced to date for the remainder of fiscal 2010 includes:

Title	Platform

BioShock® 2	Xbox 360, PS3, PC
Borderlands: Mad Moxxi’s Underdome Riot (DLC)	Xbox 360, PS3, PC
Mafia® II	Xbox 360, PS3, PC
Major League Baseball® 2K10	Xbox 360, PS3, PS2, PSP, Wii, DS, PC
Max Payne 3	Xbox 360, PS3, PC
NBA® 2K11	TBA
Red Dead Redemption	Xbox 360, PS3

Management Comment

Strauss Zelnick, Chairman of Take-Two, stated, “Our company and industry experienced a very difficult economic environment in 2009. We believe that 2010 will continue to be challenging and our outlook, while disappointing, reflects a prudent approach to managing our business. The fact remains that Take-Two is in a fundamentally strong position to build long term value. We have an outstanding portfolio of hit franchises based largely on internally developed and owned intellectual property, a team of extraordinarily creative and talented people, opportunities to extend our business to new media and markets, and the financial resources to support our strategies.”

Ben Feder, Chief Executive Officer of Take-Two, commented, “We are excited about our product lineup for 2010, which includes BioShock 2, Mafia II, Max Payne 3 and Red Dead Redemption.  We also have just announced Spec Ops: The Line, an intense military third-person shooter, for fiscal 2011. Our broad portfolio reflects the fantastic creative assets that will be the source of our long term success.  Moving forward, we plan to build our company by continuing to focus on select high-potential titles, leveraging our successful franchises and applying our creative abilities to emerging opportunities. We also intend to strengthen our business through increased cost management, improved operational efficiencies, and the timely delivery of our titles.”

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•      Business reorganization, restructuring and related expenses

•      Stock-based compensation

•      Professional fees and expenses associated with unusual legal and other matters, including the Company’s concluded process to evaluate its strategic alternatives

•      Impairment of goodwill and long-lived assets

•      Non-cash tax expense for the cumulative impact of deferred tax liabilities associated with tax deductible amortization of goodwill

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization, restructuring and related expenses

In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned.  As a result of these actions and the implementation of a business reorganization plan, the Company incurred significant costs in the fiscal years ended October 31, 2007 and October 31, 2008 to reduce headcount, relocate employees and consolidate sales and operational functions. These costs were related to severance, asset write-offs and associated professional fees.  As of October 31, 2008, the Company had substantially concluded the reorganization plan.

The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization expenses from its non-GAAP financial measures.

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short and long-term operating plans.  The Company places greater emphasis on stockholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with unusual legal and other matters, including the Company’s concluded strategic review process

The Company incurred significant legal, consulting and investment banking expenses in the fiscal year ended October 31, 2008 related to the tender offer by Electronic Arts Inc. to acquire all of the Company’s outstanding shares, which was launched in March 2008 and expired in August 2008, and the Company’s related strategic review process which was completed in October 2008.

Additionally, the Company has realized significant legal and other professional fees associated with both the investigation of its historical stock option granting process and the Company’s responses to related governmental inquiries and civil lawsuits. The Company has also incurred legal expenses related to the tender offer by Electronic Arts. One of management’s primary objectives is to bring conclusion to its outstanding legal matters.  The Company continues to incur expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

Impairment of goodwill and long-lived assets

The Company is required under generally accepted accounting principles to review its goodwill for impairment annually or more frequently when events or changes in circumstances indicate the carrying value may not be recoverable.

During the annual test for its fiscal year ended October 31, 2009, the Company determined that goodwill and other intangible assets attributed to its distribution segment were impaired due to the Company’s outlook for this segment.  As a result, the Company recorded non-cash impairment charges related to its distribution segment.  The impairment charges represented all of the Company’s distribution segment goodwill and net intangible assets and were recorded in the impairment of goodwill and long-lived assets line in the Company’s consolidated statements of operations.

The Company does not routinely record impairment charges to its goodwill and long-lived assets and therefore believes it is appropriate to exclude these non-cash charges from its non-GAAP financial measures.

Non-cash tax expense for the cumulative impact of deferred tax liabilities associated with tax deductible amortization of goodwill

The Company recorded non-cash tax expense for the cumulative impact of deferred tax liabilities associated with tax deductible amortization of goodwill in the fourth quarter of the fiscal year ended October 31, 2009.  Due to the cumulative nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software, Inc.

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone™ and iPod® touch. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. Take-Two also distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, and the matters relating to the investigation by a special committee of our board of directors of the Company’s stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation and negative tax or other implications for the Company resulting from any accounting adjustments or other factors). Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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